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                                                                   EXHIBIT 10.19

                                LOAN AGREEMENT
                                --------------

          AGREEMENT by and among Inabata America Corporation with an address of 1270 Avenue of the Americas, Suite 2701, New York, New York 10020 (hereinafter referred to as "Lender"), and Carbite Golf, Inc., a corporation incorporated under the laws of British Columbia, Canada and Carbite, Inc., a California Corporation, (hereinafter jointly referred to as "Borrower") with an address at 9985 Huennekens Street, San Diego, California 92121.

          WHEREAS Borrower has requested that the Lender provide a Loan to Borrower in the sum of $650,000.00 for a one-year period;

          WHEREAS Lender is willing to lend Borrower said sum under the terms and conditions of this Agreement;

          NOW THEREFORE the parties agree as follows:

          1. (a) Upon the execution of this Loan Agreement and the related Exhibits A-C (the "Loan Documents"), Lender shall lend Borrower by wire transfer the sum of $650,000.00 to be repaid with interest at the rate of eleven percent (11%) per annum by Borrower one year from the date of the loan. Borrower shall execute a Promissory Note substantially in the form of Exhibit "A" annexed to this Agreement.

              (b) The Promissory Note shall give the Lender the option to convert all or a portion of the sums outstanding, in ten thousand dollar

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denominations ($10,000.00), into common shares of stock of the Borrower at a conversion rate of fifty cents (50 cents) per share in Canadian dollars

               (c) Upon conversion, the holder of the common shares will have the following registration rights:

                    (1) Demand Registration. Upon conversion of all or a portion
                    -----------------------
          of the Note the Lender shall have the option of requiring the borrower to use its best efforts to file and have declared effective the appropriate registration statement covering all or portion of the lenders shares, provided the minimum number of shares covered shall be one million (1,000,000), so that the respective shares will on longer be "Restricted Securities" as defined under Rule 144. Lender may exercise this right no more than once per any twelve (12) month period. Borrower shall provide Lender with customary indemnification as well as all other customary rights for such registration statements.

                    (2) Piggback registration: The Lender upon conversion of all
                    -------------------------
          or a portion of the note will be entitled to "piggyback" registration rights on registrations of the Borrower or on any demand registrations. Lender shall also be entitled to customary indemnification and other customary registration rights.

                    (3) Registration Expenses: All registration expenses
                    -------------------------
          (exclusive of underwriting discounts and commissions and special counsel fees of a selling Lender) shall be borne by the Borrower.

                    (4) Transfer of Registration Rights: The registration rights
                    -----------------------------------
          may be transferred to a transferee (other than a competitor of the Borrower) who acquires at least (25%) of the shares held by a holder of Common issued upon conversion of all or a portion of the Note.

          2. As collateral for the Loan, Borrower shall grant to Lender a security interest in all its assets. Borrower shall execute the Security Agreement annexed to this Agreement as Exhibit "B" and the financing statements in the form annexed hereto as Exhibit "C".

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          3.   Borrower hereby grants to Lender a royalty of one dollar per club on Borrower's net sales of "Putterballs" in the Asian market. This royalty shall continue for a term of one year from the date of the execution of this Loan Agreement and the Loan documents and in the event that the Loan Agreement and Loan documents are renewed for additional periods, the royalty shall continue for all additional periods. The Royalty shall be paid on a monthly basis on the 15/th/ of the month of all sales that are made in the immediately preceding month. In the event that the Borrower fails to pay the royalty on the 15/th/, Lender shall be entitled to send the Borrower a Notice of Default giving the Borrower ten days to pay the respective royalty. Borrower shall submit to Lender disputes the calculation, Lender shall be entitled to conduct the audit of the respective sales. In the event that the sales discrepancy is greater than 5%, Lender shall be entitled to charge the cost of said audit to the Borrower.

          4. Carbite and Inabata shall use their best efforts to reach agreement on mutually accepted terms whereby Inabata will act as a distributor of Carbite products in certain markets.

          5. Borrower hereby grants to the Lender the right of the first refusal with respect to manufacture of any of the products that the Borrower has manufactured. Borrower shall notify the Lender of the price, The specifications, and other terms of its proposed arrangement with manufacturers and shall give the Lender the right of

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first refusal to manufacture under the same price, specifications, and terms.
This right of manufacturing shall continue as long as the loan shall remain outstanding. Borrower shall give the Lender sufficient notice of any proposed manufacturing arrangement in sufficient time for Lender to determine whether it can provide alternative sources of manufacture. Borrower shall at all times provide that its Agreement with its manufacturers are terminable at the Borrower's will, or at the very most terminable no greater than 30 days prior notice. On the first day of each and every month, Borrower shall notify the Lender of its manufacturing agreements, and shall advise the Lender of the price, specifications and other terms under which it is manufacturing the respective product. Lender shall have the option at any time to notify the buyer of its election to manufacture under the same price, specifications and terms as provided by the manufacturer. In the event that the Borrower fails to give the Lender this notice on or before the first of the respective month, the Lender shall have the right to serve the Borrower with a Notice of Default giving the Borrower ten days within which to notify Lender of its manufacturing details. In the event that the Borrower fails to notify Lender within the time period provided, the Lender shall be entitled to treat this failure as a default under this Agreement, entitling the Lender to all of its rights and remedies for default.

          6. Borrower hereby makes the following representations in connection with this loan:

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          a.   Corporate Existence and Qualification.  Carbite Golf, Inc. is a
corporation duly organized and validly existing under the laws of British Columbia, Canada. Carbite, Inc. is a corporation duly organized and validly existing under the laws of the State of California and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted. Borrower is qualified or licensed to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of the businesses conducted by it makes such qualifications or licensing necessary, except where the failure to be so qualified will not, when taken together with all other such failures, have an material adverse effect on the business of Borrower.

               b.   Authority; Approvals; Non-Contravention

                    (i) Borrower has full corporate power and authority and has taken all corporate action necessary to enter into this Agreement and the Loan Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and the Loan Documents will be, duly and validly executed and delivered by Borrower and this Agreement constitutes and the Loan Documents constitute valid and binding agreements of Borrower enforceable against Borrower in accordance with their respective terms.

                    (ii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by or with respect to Borrower in connection with the execution

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and delivery of this Agreement by Borrower or the performance by Borrower of the transactions contemplated hereby except for the consent of the U.S. Bank
National Association previously known as "Scripps Bank" and Russell Lewis, which consents Borrower hereby acknowledges it has received.

                    (iii) the execution and delivery of this Agreement and the Loan Documents by Borrower do not, and the consummation by Borrower of the transactions contemplated hereby and thereby will not, and, the performance by Borrower of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or result in any event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any of the terms, conditions or provisions of (i) the respective certificates of incorporation or by-laws of Borrower or any of its subsidiaries, (ii) any judgment, decree, order or award of any governmental authority applicable to Borrower or any of its subsidiaries, or any law, rule or regulation applicable to Borrower or any of its subsidiaries, or any note, bond, mortgage, indenture, deed or trust, permit, lease, agreement or other instrument to which Borrower or any of its subsidiaries is now a party or by which Borrower or any of its subsidiaries or any of their respective properties or assets may be bound or subject.

          c.   SEC Reports; Financial Statements.

               Borrower has delivered to Lender:

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                         (i)  Form 10-SB initially filed December 29, 1999 and
subsequent amendments thereto and (ii) its quarterly reports on form 10-QSB for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000 respectively, each in the form (including exhibits) filed with the SEC (collectively, the "Borrower SEC Reports"). Each SEC Report has been prepared and filed in accordance with all applicable rules and regulations of the SEC and at the time of its filing was in compliance with such rules and regulations in all material respects. As of their respective dates, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                         (ii) Each of the audited consolidated financial
statements and unaudited consolidated interim financial statements of Borrower (and the related notes and schedules) included in the SEC Reports presents fairly, in all material respects, the consolidated financial position of Borrower and its subsidiaries as of the respective dates thereof and the results of operations and cash flows for the respective periods set forth therein, in accordance with GAAP consistently applied during the period involved, except as otherwise noted therein and subject in the case of the unaudited interim financial statements, to the omission of certain notes not ordinarily accompanying such unaudited interim financial statements and to normal year-end adjustments and any other adjustments described therein.

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          d.   There has been no event or occurrence since the date of the most recent SEC Report, or the financial statements contained therein that would have a material adverse effect upon the Borrower.

          e. All the assets of Borrower are owned by it free and clear of any and all liens, claims and encumbrances, except for the security interest that is held by U.S. Bank National Association (previously known as "Scripps Bank") with an initial principal amount of $655,000.00 and a security interest held by Russell Lewis with the initial principal amount of $250,000.00. That Russell Lewis has agreed in writing to release the lien and has delivered UCC Termination Statements to his attorneys.

     7.   Borrower hereby covenants and agrees as follows:

          (a) Borrower hereby agrees not to increase the amount of the Loan that it has with the U.S. Bank National Association or its successor or assigns and to pay the Loan and perform its obligations under the Loan Agreement with U.S. Bank National Association in its ordinary course. Borrower hereby acknowledges that in the event there is any increase in the amount of the Loan from the U.S. Bank National Association or its successors or assigns or any default under said Agreement, that default will be deemed to be a default under this agreement.

          (b) Borrower shall pay the royalty on the "Putterball" in accordance with this Agreement and if Borrower defaults it shall be a default under this Agreement.

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

          (c) Borrower shall comply with the provisions of this Agreement concerning the first right of refusal for manufacture, and in the event that the Borrower breaches any terms, covenants and conditions of the first right of refusal to manufacture, it shall be deemed to be a default under this Agreement.

          (d) Borrower shall comply with all the terms, covenants and conditions of the Promissory Note annexed hereto as Exhibit A and the Security Agreement annexed hereto as Exhibit B. In the event that the Borrower breaches any of terms, covenants and conditions of either of the Loan Documents, it shall be deemed to be a default under this Agreement.

          (e) Within 20 days from the date of the execution of this Agreement by Borrower, Borrower shall cause to be filed the appropriate UCC Termination Statements executed by Russell Lewis so that the only lien ahead of the Lender shall be the lien in favor of U.S. Bank National Association previously known as "Scripps Bank" for $650,000.00. In the event that the Borrower fails to file the termination statement within the twenty (20) day period then that failure shall be a default under this agreement.

      8. In connection with this Loan, Borrower's counsel shall issue an opinion letter in form reasonably satisfactory to Lender's counsel concerning the authorization of the Borrower to enter into these transactions, the enforceability of these transactions, as well as the enforceability of the security interests granted by Borrower to Lender.

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          9.   The parties shall be responsible for their own expenses in connection with the preparation and execution of this Agreement.

          10. In the event that the Borrower breaches any of the terms, covenants and conditions of this Agreement or there is any misrepresentation or breach of warranty under this Agreement, it shall be deemed to be a default under this Agreement. It shall also be deemed to be a default under this Agreement in the event that the Borrower breaches any of the terms, covenants and conditions, or there are any misrepresentations in the Promissory Note or Security Agreement.

          11. The following shall also be deemed to be "Events of Default". Borrower fails to pay principal or interest on the Promissory Note when due, ceases doing business, violates the terms, covenants and conditions in this Loan Agreement (including but not limited to the Royalty Provision, Manufacturing Provision and the requirement to file the UCC Termination Statement covering the lien of Russell Lewis), makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, fails to pay its debts as they become due, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting the material allegations of a petition filed against it in any such proceeding, consents to or acquiesces in the appointment of a trustee, custodian, receiver or liquidator of

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Borrower or of all or of any substantial part of its assets or properties, or if it takes any action looking to its dissolution or liquidation, or an order for relief is entered under the bankruptcy code against Borrower. Within thirty (30) days after the commencement of any proceeding against Borrower seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceedings shall not have been dismissed, or if within thirty (30) days after the appointment without Borrower's consent or acquiescence of any trustee, custodian, receiver or liquidator of it or of all or any substantial part of its assets and properties, such appointment shall not be vacated.

       12. Borrower (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agrees that it will not be necessary for any holder hereof to first institute suit in order to enforce payment of the Promissory Note and (iii) consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security, or forbearance or other indulgence, without notice or consent. The pleading of any statute of limitations as a defense to any demand against Borrower is expressly hereby waived. Upon any Event of Default Lender shall have the right but not the obligation to set off against the Promissory Note all money owed by Lender to Borrower.

       13. Lender shall not be required to resort to any Collateral for payment, but may proceed against Borrower in such order and manner as Lender may

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choose.

          14. Any Notices that are required or permitted under this Loan may be sent to the address of the party as it appears in this Agreement by either Certified Mail, Return Receipt Requested or by Federal Express. In the event that it is sent by Certified Mail, Return Receipt Requested the Notice shall be deemed to have been given three (3) days after same has been sent and in the event that the Notice has been sent by Federal Express the Notice shall be deemed to be given one (1) day after it has been sent.

          15. This Agreement, the Note, and the Security Agreement shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon the successors and assigns of Borrower and inure to the benefit of Lender and its successors, endorsees and assigns.

          16. Borrower hereby waives the right to trial by jury and any and all rights of set off and rights to interpose counterclaims and cross claims in any litigation or proceeding arising in connection with the loan. Borrower hereby irrevocably consents to the non-exclusive jurisdiction of the Supreme Court of the State of New York and of the United States District Courts in the State of New York for all purposes in connection with any action or proceeding arising our of or relating to this Loan, and further consents that any process or notice of motion or other application to said Courts or Judge thereof or any notice in connection with any proceeding hereunder may be served (i) inside or outside the State of New York by

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registered or certified mail return receipt requested and service or notice so served shall be deemed complete five (5) days after same shall have been posted, or (ii) such other manner as permissible under the rules of said Courts. Within thirty (30) days after such mailing, Borrower shall appear in answer to such process or notice of motion or other application to said Courts, failing which Borrower shall be deemed in default and judgment may be entered by Lender against Borrower for the amount of the claim and other relief requested therein.

     17. Failure by the Lender to insist upon the strict performance by Borrower of any terms and provisions herein shall not be deemed to be a waiver of any terms and provisions herein, and the Lender shall retain the right thereafter to insist upon strict performance by the Borrower of any and all terms and provisions of this Loan or any document securing the repayment of this Loan.

     18.  Remedies:
          --------

          In the event of a breach of this Agreement, the Promissory Note, or the Security Agreement, Lender shall be entitled to immediately demand full payment of the Loan; shall be entitled to interest at the default rate provided under the Promissory Note; shall be entitled to foreclose on the Security Agreement. All such rights are cumulative and not exclusive of any other rights, powers, and remedies which Lender might otherwise have. Lender may exercise these rights simultaneously, alternatively or successively and said rights shall be in addition to all other rights that are available to Lender in law or equity. Borrower shall also be

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responsible for all of Lender's costs and expenses, including but not limited to reasonable legal fees in connection with the enforcement of this Loan Agreement, the Promissory Note, or the Security Agreement.

          19. This Loan shall be renewed for additional one-year periods unless either party notifies the other at least 30 days prior to the maturity date of its election not to renew said loan.

          20. Lender shall also have the option of increasing this Loan in fifty thousand dollar increments ($50,000.00) to two million dollars ($2,000,000). In such event that Lender elects to lend additional monies to Borrower, then in such case, the terms, covenants and conditions of this Loan Agreement, the Promissory Note and the Security Agreement shall apply to the additional sums lent by Lender to Borrower. Said rights shall include the conversion and the registration rights provided in this Agreement and in the Promissory Note as well as all other rights and remedies provided in this Agreement, the Promissory Note, and the Security Agreement.

          21.  MISCELLANEOUS
               -------------

               a. In the event that any portion of this Agreement can be construed in two ways, one of which would render the Agreement or any portion thereof illegal and unenforceable the other one of which would render the Agreement or any portion thereof valid and enforceable such provision shall have the meaning which renders it valid and enforceable. It is the desire and intent of the parties that this Agreement be enforced to the fullest extent permitted by law. In

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the event any portion of this Agreement is deemed invalid or unenforceable under
New York law but valid under the laws of the State in which Borrower's business is conducted, the provision shall be governed by the law of such state. In the event that any Court determines any portion of this Agreement is unenforceable the parties agree that the portion of this Agreement shall be amended only in such a manner so that the provision shall be enforceable to the fullest extent possible under the laws and public policy in which the enforcement is sought. Furthermore, the provisions of this Agreement are severable and any completely invalid or unenforceable portion of any provisions of this Agreement shall be deleted and partially valid and enforceable provisions of this Agreement shall be enforced to the fullest extent possible.

          b. The failure of any party to insist in any one or more instances upon a strict performance or observation of any of the terms, provisions, or covenants as the aforesaid Agreement or to exercise any right therein contained shall not be construed or deemed to be a waiver or relinquishment for the future of any such term, provision, covenant or right, but the same shall continue and remain in full force and effect.

          c. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their heirs, devises, legatees, personal representatives, successors and assigns.

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          d.   This Agreement contains the entire understanding between the parties hereto in connection with the subject matter hereof, there being no terms, promises, covenants, agreements, conditions, warranties or representations other than those herein contained, and no amendments thereto shall be valid unless made in writing and signed by all parties hereto.

          e. Each party hereto agrees to perform any further acts and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

          f. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          g. All notices required or permitted to be given under this Agreement shall be in writing and deemed given if served personally or, if sent by certified mail, return receipt requested, to the address of the recipient of such notice provided in this Agreement. Each party hereto is deemed to have an obligation to advise the other its current address.

          h. The obligations of Carbite Golf, Inc. and Carbite, Inc. are joint and several obligations.

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     IN WITNESS WHEREOF, the parties have set their hand and seal as of this 23 day of March, 2001.



                                            CARBITE, INC.


                                            By: /s/ John Pierandozzi
                                               ---------------------------------
                                                John Pierandozzi, President

                                            CARBITE GOLF, INC.


                                            By: /s/ John Pierandozzi
                                               ---------------------------------
                                                John Pierandozzi, President

                                            INABATA AMERICA CORPORATION


                                            By: /s/ Isao Abe
                                               ---------------------------------
                                                Isao Abe, President

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